UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	OTC Expert Market*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it planned to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. Nasdaq filed the Form 25 on May 8, 2025. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred 90 days following the filing of the Form 25. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock remained registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. (“OTC Markets”) beginning on October 21, 2024. On June 3, 2025, OTC Markets moved the Company’s common stock from OTCQX to the Pink Limited tier. On July 29, 2025, OTC Markets moved the Company’s common stock from Pink Limited to the OTC Expert Market tier.Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 10, 2026, the Board of Directors (the “Board”) of the Company elected Adam Pelavin and Yaron Adler to serve immediately as members of the Board with a term expiring at the Company’s 2026 annual meeting of stockholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In connection with the election of such directors to the Board, the Board also approved to fix the size of the Board at four members.

In connection with Messrs. Pelavin’s and Adler’s election to the Board, [each director is entitled to receive an annual cash retainer of $30,000 and an annual grant of a stock option to purchase 625 shares for his service as a non-employee director of the Company pursuant to the Company’s Director Compensation Policy.]

Mr. Pelavin has been appointed to the audit committee of the corporation.

Mr. Adler has been appointed to the compensation committee of the corporation.

Except as described above, there are no arrangements or understandings between Messrs. Pelavin and Adler and any other person pursuant to which Messrs. Pelavin and Adler were appointed as a director of the Company. There are no transactions to which the Company is a party and in which Messrs. Pelavin and Adler have a material interest that are required to be disclosed under Item 404(a) of Regulation S-K except that Messrs. Pelavin and Adler both previously served as directors of the Company. Neither Messrs. Pelavin or Adler have any family relations with any directors or executive officers of the Company.

Appointment of Chief Financial Officer

On March 10, 2026, the Company appointed Doug Karriker as its Chief Financial Officer, effective March 10th,__, 2026. Mr. Karriker, [51], previously served as [Chief Financial Officer] at DataTech Global, LLC__________, a private company, from [2012 to September 2022].

September 2023-Current: Orgenesis, Inc; Financial Controller-US Subsidiaries

September 2022-August 2023: Genixus, Corp.; Director-Finance Operations

May 2012-September 2022: DataTech Global, LLC; Chief Financial Officer

Current Compensation: $160,000 annually

There is no arrangement or understanding between Mr. Karriker and any other person pursuant to which Mr. Karriker was selected as an officer. Mr. Karriker is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: March 10, 2026	By:	/s/ Vered Caplan
Vered Caplan
Chief Executive Officer